Exhibit 99.1

Mercury General Corporation Announces First Quarter Results and Declares Quarterly Dividend

LOS ANGELES, May 4, 2020 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the first quarter of 2020:

Consolidated Highlights

	Three Months Ended March 31,		Change
	2020	2019	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$922,574	$870,245	$52,329	6.0
Net premiums written (1)	$954,216	$916,448	$37,768	4.1

Net realized investment (losses) gains, net of tax (2)	$(198,543)	$87,748	$(286,291)	(326.3)
Net (loss) income	$(139,204)	$135,867	$(275,071)	(202.5)
Net (loss) income per diluted share	$(2.51)	$2.45	$(4.96)	(202.4)

Operating income (1)	$59,339	$48,119	$11,220	23.3
Operating income per diluted share (1)	$1.07	$0.87	$0.20	23.0
Catastrophe losses net of reinsurance (3)	$2,000	$5,000	$(3,000)	(60.0)
Combined ratio (4)	95.9%	97.3%	—	(1.4) pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

Net realized investment (losses) gains before tax were approximately $(251) million and $111 million for the three months ended March 31, 2020 and 2019, respectively. The large net realized investment losses before and net of tax for the three months ended March 31, 2020 were primarily the result of the decrease in fair value of the Company's investments due to the overall market disruptions and dislocations following the COVID-19 pandemic. The changes in fair value of the Company's investments are recorded in net realized investment gains or losses in its consolidated statements of operations, as a result of the adoption of the fair value option for its investments as permitted under GAAP.

(3)

Catastrophe losses due to the events that occurred during the three months ended March 31, 2020 totaled approximately $4 million, with no reinsurance benefits used for these losses. The majority of the 2020 catastrophe losses resulted from windstorms in California and Oklahoma. These losses were partially offset by favorable development of approximately $2 million on prior years' catastrophe losses. Catastrophe losses due to the events that occurred during the three months ended March 31, 2019 totaled approximately $11 million resulting primarily from winter storms in California, and no reinsurance benefits were used for these losses. These losses were partially offset by favorable development of approximately $6 million on prior years' catastrophe losses.

(4)

The Company experienced unfavorable development of approximately $15 million and $1 million on prior accident years' loss and loss adjustment expense reserves for the three months ended March 31, 2020 and 2019, respectively. The unfavorable development for the first quarter of 2020 was primarily attributable to higher than estimated losses and loss adjustment expenses in the homeowners and commercial automobile lines of business.

Investment Results

	Three Months Ended March 31,
	2020	2019
(000's except average annual yield)
Average invested assets at cost (1)	$4,212,398	$3,888,592
Net investment income (2)
Before income taxes	$34,495	$34,174
After income taxes	$30,533	$30,254
Average annual yield on investments - after income taxes (2)	2.9%	3.1%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Higher net investment income before and after income taxes for the three months ended March 31, 2020 compared to the corresponding period in 2019 resulted largely from higher average invested assets, partially offset by a lower average yield on investments. Average annual yield on investments after income taxes for the three months ended March 31, 2020 decreased compared to the corresponding period in 2019, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

Note on COVID-19

As a result of the COVID-19 pandemic, the Company has taken a number of steps to safeguard its business and employees, including activating its Business Continuity Plan. The Company is monitoring and assessing the impact of the COVID-19 pandemic daily, including recommendations and orders issued by federal, state and local governments.

On April 9, 2020, the Company announced it was refunding 15% of monthly private passenger automobile insurance premiums, or approximately $70 million, to its policyholders for two months as less driving during the COVID-19 pandemic has resulted in fewer accidents and claims. On April 13, 2020, the California Insurance Commissioner ordered insurers to make an initial refund for the months of March and April 2020, as well as for May 2020 if shelter in place restrictions continue. The Company expects to process the premium refunds, via credits to policyholders' accounts, in May and June of 2020.

The Board of Directors declared a quarterly dividend of $0.6300 per share. The dividend will be paid on June 25, 2020 to shareholders of record on June 11, 2020.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through May 11, 2020. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 4057603. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2020.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Net premiums earned	$922,574	$870,245
Net investment income	34,495	34,174
Net realized investment (losses) gains	(251,320)	111,074
Other	2,562	2,250
Total revenues	708,311	1,017,743
Expenses:
Losses and loss adjustment expenses	651,670	630,416
Policy acquisition costs	156,533	148,413
Other operating expenses	76,557	67,489
Interest	4,256	4,256
Total expenses	889,016	850,574
(Loss) income before income taxes	(180,705)	167,169
Income tax (benefit) expense	(41,501)	31,302
Net (loss) income	$(139,204)	$135,867

Basic average shares outstanding	55,358	55,341
Diluted average shares outstanding	55,358	55,348

Basic Per Share Data
Net (loss) income	$(2.51)	$2.46
Net realized investment (losses) gains, net of tax	$(3.58)	$1.59

Diluted Per Share Data
Net (loss) income	$(2.51)	$2.45
Net realized investment (losses) gains, net of tax	$(3.58)	$1.58

Operating Ratios-GAAP Basis
Loss ratio	70.6%	72.4%
Expense ratio	25.3%	24.8%
Combined ratio (a)	95.9%	97.3%

(a)	Combined ratio for the three months ended March 31, 2019 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,229,887; $2,973,276)	$3,299,873	$3,093,275
Equity securities (cost $729,588; $648,282)	619,684	724,751
Short-term investments (cost $242,081; $494,060)	237,520	494,135
Total investments	4,157,077	4,312,161
Cash	252,836	294,398
Receivables:
Premiums	633,328	606,316
Allowance for credit losses on premiums receivable	(10,000)	(1,445)
Premiums receivable, net of allowance for credit losses	623,328	604,871
Accrued investment income	43,101	40,107
Other	7,831	6,464
Total receivables	674,260	651,442
Reinsurance recoverables	70,366	78,774
Allowance for credit losses on reinsurance recoverables	(148)	—
Reinsurance recoverables, net of allowance for credit losses	70,218	78,774
Deferred policy acquisition costs	234,642	233,166
Fixed assets, net	169,287	168,986
Operating lease right-of-use assets	45,126	44,909
Current income taxes	—	7,642
Deferred income taxes	26,689	—
Goodwill	42,796	42,796
Other intangible assets, net	10,400	10,636
Other assets	33,567	44,247
Total assets	$5,716,898	$5,889,157
LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,897,945	$1,921,255
Unearned premiums	1,384,803	1,355,547
Notes payable	372,233	372,133
Accounts payable and accrued expenses	150,307	143,318
Operating lease liabilities	48,238	47,996
Current income taxes	5,510	—
Deferred income taxes	—	27,964
Other liabilities	234,418	221,442
Shareholders' equity	1,623,444	1,799,502
Total liabilities and shareholders' equity	$5,716,898	$5,889,157

OTHER INFORMATION
Common stock shares outstanding	55,358	55,358
Book value per share	$29.33	$32.51
Statutory surplus (a)	$1.46 billion	$1.54 billion
Net premiums written to surplus ratio (a)	2.57	2.42
Debt to total capital ratio (b)	18.8%	17.2%
Portfolio duration (including all short-term instruments) (a)(c)	3.4 years	3.2 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,126	1,139
Homeowners PIF	654	646
Commercial Auto PIF	36	36

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended March 31,
	2020	2019

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$922,574	$870,245
Change in net unearned premiums	31,642	46,203
Net premiums written	$954,216	$916,448

Incurred losses and loss adjustment expenses	$651,670	$630,416
Change in net loss and loss adjustment expense reserves	16,424	(11,425)
Paid losses and loss adjustment expenses	$668,094	$618,991

Net (loss) income	$(139,204)	$135,867
Less: Net realized investment (losses) gains	(251,320)	111,074
Tax on net realized investment (losses) gains (b)	(52,777)	23,326
Net realized investment (losses) gains, net of tax	(198,543)	87,748
Operating income	$59,339	$48,119

Per diluted share:
Net (loss) income	$(2.51)	$2.45
Less: Net realized investment (losses) gains, net of tax	(3.58)	1.58
Operating income	$1.07	$0.87

Combined ratio	95.9%	97.3%
Effect of estimated prior periods' loss development	(1.6)%	(0.2)%
Combined ratio-accident period basis	94.3%	97.1%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com